UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): October 12, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2006, Alesco Financial, Inc. (“AFI”), through a wholly-owned subsidiary, completed a term secured financing utilizing an on-balance sheet collateralized debt obligation (“CDO”) structure.

The financing was effected through the issuance by AFI of $683,560,000 principal amount of commercial collateralized debt obligations (“Alesco CDO XII”) through two newly formed, indirect subsidiaries of AFI, ALESCO Preferred Funding XII, Ltd (the “Issuer”) and ALESCO Preferred Funding XII, Inc. (the “Co-Issuer”). Pursuant to the Indenture dated as of October 12, 2006 (the “Indenture”) by and among the Issuer, the Co-Issuer and US Bank National Association, as the trustee (the “Trustee”), the Issuer and the Co-Issuer issued seven classes of notes collectively referred to in this report as the “Notes.” In addition to the Notes, the Issuer issued two classes of combination notes collectively referred to in this report as the “Combination Notes”. Furthermore, concurrently with the issuance of the Notes, the Issuer also issued 44,060 Preferred Shares, par value $0.01 per share (the “Preferred Shares” and, together with the Notes and the Combination Notes, the (Securities”)) having a liquidation preference equal to $1,000 per share. An indirect wholly-owned subsidiary of AFI, Sunset Holdings, Ltd., purchased 55% of the Preferred Shares, at a par value of $24,233,000 and which was purchased by Sunset Holdings Ltd. for $22,232,479. The Preferred Shares are issued share capital of the Issuer and will not be secured.

The table below sets forth further information with respect to the capital structure of Alesco CDO XII:

	Percentage of the Aggregate Principal and Notional Amounts of all Securities		Ratings (S&P/Moody’s/ Fitch)	Stated Maturity or Scheduled Redemption Date
Class X Notes
	$10,000,000	1.46%	AAA/Aaa/AAA	Oct-2016
Class A-1 Notes
	$370,000,000	54.13%	AAA/Aaa/AAA	Jul-2037
Class A-2 Notes
	$87,000,000	12.73%	AAA/Aaa/AAA	Jul-2037
Class B Notes
	$70,000,000	10.24%	—/Aa2/AA	Jul-2037
Class C-1 Notes
	$60,000,000	8.78%	—/A3/A-	Jul-2037
Class C-2 Notes
	$10,000,000	1.46%	—/A3/A-	Jul-2037
Class D Notes
	$32,500,000	4.75%	—/—/BBB	Jul-2037
Preference Shares
	$44,060,000	6.45%	Not Rated	Jul-2037

On October 12, 2006, the Issuer purchased (or entered into agreements to purchase for settlement following such date) collateral debt securities consisting of a diversified portfolio of newly issued and secondary market trust preferred securities of bank and thrift holding companies, as well as trust preferred and surplus note securities of small and midsized insurance companies. The aggregate outstanding principal balance of the assets purchased by the Issuer (or to be purchased by Issuer) is approximately $667,647,075.

At issuance, the weighted-average interest rate of the investment grade securities was three-month LIBOR plus 59.28 basis points excluding transaction costs, and three-month LIBOR plus 79.56 basis points including up-front transaction costs amortized over the expected life of the CDO. Interest payments on the Notes are payable monthly, beginning in January 2007, to and including July 2037, the stated maturity date of the Notes (provided that the final distribution on the Class X Notes will be October 15, 2016).

The Issuer entered into a Collateral Management Agreement with Cohen Brothers Financial Management, LLC (the “Collateral Manager”), an affiliate of Cohen & Company. The Collateral Manager is an affiliate of Cohen & Company Management, LLC, the external manager of AFI. Pursuant to the Collateral Management Agreement, the Collateral Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the Notes. As compensation for the performance of its obligation as Collateral Manager, the Collateral Manager will be entitled to receive (i) an advisory fee, payable quarterly in accordance with the priority of payments as set forth in the Indenture, equal to 15% of the net outstanding portfolio balance, (ii) an additional subordinate fee, payable quarterly in accordance with the priority of payments as set forth in the Indenture, equal to 10% per annum of the net outstanding portfolio balance, and (iii) an incentive management fee equal to 20% per annum of the amount specified in, and determined in accordance with, the Indenture. In general, the net outstanding portfolio balance is the sum of (a) the aggregate principal balance of the collateral debt securities, excluding defaulted securities or deferred interest collateral debt securities, (b) the aggregate principal balance of all principal proceeds and uninvested proceeds held as cash and eligible investments in certain accounts, and (c) with respect to the defaulted securities or deferred interest collateral debt securities, the calculation amount of such securities in each case as determined in accordance with the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006

ALESCO FINANCIAL INC. (formerly Sunset Financial Resources, Inc.)

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer